Exhibit 99.1
Asana Announces Record First Quarter
Fiscal 2022 Revenues

First quarter revenue growth accelerated to 61% year over year
Over 100,000 total paying customers
Revenues from customers spending $5,000 or more grew 82% year over year
Raised fiscal year 2022 revenue outlook

June 3, 2021 – San Francisco, CA – Asana, Inc. (NYSE: ASAN), a leading work management platform for teams, today reported financial results for its first quarter fiscal 2022 ended April 30, 2021.

“We are very pleased with the momentum in our first quarter. We reported accelerated revenue growth of 61 percent year over year, we closed large expansions within our existing base and continued to see momentum with some of our largest enterprise customers," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “Whether teams are fully remote and working from home, or in offices coordinating work across departments and geographies, clarity on who is doing what by when is essential. More and more customers are turning to Asana and the Asana Work Graph to provide a scalable, cross-functional, and easy-to-adopt solution."

First Quarter Fiscal 2022 Financial Highlights

•Revenues: Revenues were $76.7 million, an increase of 61% year over year.
•Operating Loss: GAAP operating loss was $50.0 million, or 65% of revenues, compared to GAAP operating loss of $29.1 million, or 61% of revenues, in the first quarter of fiscal 2021. Non-GAAP operating loss was $33.3 million, or 43% of revenues, compared to non-GAAP operating loss of $23.9 million, or 50% of revenues, in the first quarter of fiscal 2021.
•Net Loss: GAAP net loss was $60.7 million, compared to GAAP net loss of $35.8 million in the first quarter of fiscal 2021. GAAP net loss per share was $0.37, compared to GAAP net loss per share of $0.47 in the first quarter of fiscal 2021. Non-GAAP net loss was $33.8 million, compared to non-GAAP net loss of $23.7 million in the first quarter of fiscal 2021. Non-GAAP net loss per share was $0.21, compared to non-GAAP net loss per share of $0.31 in the first quarter of fiscal 2021.
•Cash Flow: Cash flows from operating activities were negative $7.4 million, compared to negative $18.2 million in the first quarter of fiscal 2021. Free cash flow was negative $7.7 million, compared to negative $17.1 million in the first quarter of fiscal 2021.

Business Highlights
•Announced the availability of Universal Reporting which gives leaders real-time visibility into work across their organization.
•Introduced Asana Partners, featuring over 200 Technology Partners including new Zendesk, ServiceNow, Adobe, Canva, InVision, Looker and Lucidchart integrations.
•Launched Asana’s Channel Partner network across 75 countries.
•Expanded with four new languages - Traditional Chinese, Russian, Dutch, and Polish, with three more languages coming soon.
•Named to Inc. Magazine’s annual list of Best Workplaces for the fourth year in a row.
•Ended the quarter with over 100,000 paying customers.

Exhibit 99.1
•The number of customers spending $5,000 or more on an annualized basis grew to 11,272, an increase of 53% year over year.
•The number of customers spending $50,000 or more on an annualized basis grew to 485, an increase of 92% year over year.
•Overall dollar-based net retention rate was over 115%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend was 123%.
•Dollar-based net retention rate for customers with $50,000 or more in annualized spend was over 140%.

Financial Outlook
For the second quarter of fiscal 2022, Asana expects:

•Revenues of $81.0 million to $83.0 million, representing year over year growth of 56% to 60%.
•Non-GAAP operating loss of $44.0 million to $42.0 million.
•Non-GAAP net loss per share of $0.27 to $0.26, assuming basic and diluted weighted average shares outstanding of approximately 163 million.

For fiscal year 2022, Asana expects revenues of $336.0 million to $340.0 million, representing year over year growth of 48% to 50%.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its first quarter fiscal 2022 non-GAAP results included in this press release.

Earnings Conference Call Information
Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live and replay webcast will be available on the Asana Investor Relations website at: https://investors.asana.com.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s outlook for the second fiscal quarter and the full fiscal year ending January 31, 2022, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results,

Exhibit 99.1
performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures to understand and evaluate its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use in comparing its core financial performance over multiple periods with other companies in Asana’s industry.

Asana believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.

Exhibit 99.1
•Non-cash and non-recurring expenses. Non-cash expenses include the amortization of debt discount and non-cash interest related to the outstanding senior mandatory convertible promissory notes and non-recurring expenses include direct listing fees. Asana believes the exclusion of the non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operation results and comparison of operating results across reporting periods.

Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco and direct listing expenses. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Business Metrics
Customers spending over $5,000 and $50,000

We define customers spending over $5,000 and $50,000 as those organizations on a paid subscription plan that had $5,000 or more or $50,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana
Asana helps teams orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 100,000 paying customers and millions of free organizations across 190 countries. Global customers such as Amazon, Japan Airlines, Sky, and Under Armour rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information

Exhibit 99.1
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.
Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenues	$76,673	$47,706
Cost of revenues(1)	7,914	6,206
Gross profit	68,759	41,500
Operating expenses:
Research and development(1)	39,967	22,383
Sales and marketing(1)	56,784	36,091
General and administrative(1)	21,990	12,111
Total operating expenses	118,741	70,585
Loss from operations	(49,982)	(29,085)
Interest income and other income, net	8	354
Interest expense	(10,374)	(6,991)
Loss before provision for income taxes	(60,348)	(35,722)
Provision for income taxes	310	123
Net loss	$(60,658)	$(35,845)
Net loss per share:
Basic and diluted	$(0.37)	$(0.47)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	162,079	75,641
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,
	2021	2020
Cost of revenues	$120	$46
Research and development	9,140	2,081
Sales and marketing	4,153	1,099
General and administrative	2,618	756
Total stock-based compensation expense	$16,031	$3,982

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$263,933	$259,878
Marketable securities	122,374	126,396
Accounts receivable, net	37,344	32,194
Prepaid expenses and other current assets	25,904	27,295
Total current assets	449,555	445,763
Property and equipment, net	94,138	74,436
Operating lease right-of-use assets	181,093	182,924
Investments, noncurrent	12,099	19,125
Other assets	10,708	8,871
Total assets	$747,593	$731,119
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$8,947	$9,599
Accrued expenses and other current liabilities	46,535	41,616
Deferred revenue, current (1)	122,884	103,875
Operating lease liabilities, current	6,742	8,386
Total current liabilities	185,108	163,476
Term loan, net	37,599	29,508
Convertible notes, net—related party	361,337	351,161
Operating lease liabilities, noncurrent	207,511	196,802
Other liabilities(1)	3,737	2,961
Total liabilities	795,292	743,908
Stockholders’ (deficit) equity
Common stock	2	2
Additional paid-in capital	554,340	528,616
Accumulated other comprehensive income	63	39
Accumulated deficit	(602,104)	(541,446)
Total stockholders’ (deficit) equity	(47,699)	(12,789)
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$747,593	$731,119

_______________
(1) Total deferred revenue was $125.9 million and $105.9 million as of April 30, 2021 and January 31, 2021, respectively, of which $3.0 million and $2.0 million, respectively, is presented within other liabilities, as a noncurrent liability, in the consolidated balance sheets.

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities
Net loss	$(60,658)	$(35,845)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	196	383
Depreciation and amortization	973	743
Amortization of deferred contract acquisition costs	1,629	711
Stock-based compensation expense	16,031	3,982
Net accretion of discount of marketable securities	336	(48)
Non-cash lease expense	4,526	2,962
Amortization of discount on convertible notes and term loan issuance costs	6,251	4,402
Non-cash interest expense	3,930	2,589
Changes in operating assets and liabilities:
Accounts receivable	(3,182)	(2,877)
Prepaid expenses and other current assets	(2,383)	(1,081)
Other assets	(1,858)	(528)
Accounts payable	(2,451)	3,135
Accrued expenses and other current liabilities	2,827	296
Deferred revenue	20,025	6,036
Operating lease liabilities	6,364	(3,014)
Net cash used in operating activities	(7,444)	(18,154)
Cash flows from investing activities
Purchases of marketable securities	(34,002)	—
Sales of marketable securities	351	—
Maturities of marketable securities	44,352	29,399
Purchases of property and equipment	(16,969)	(2,081)
Capitalized internal-use software	(183)	(461)
Net cash provided by (used in) investing activities	(6,451)	26,857
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	9,000	—
Repayment of term loan	(167)	—
Repurchases of common stock	(13)	(66)
Proceeds from exercise of stock options	2,974	969
Proceeds from employee stock purchase plan	6,127	—
Net cash provided by financing activities	17,921	903
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	29	(31)
Net increase in cash, cash equivalents, and restricted cash	4,055	9,575
Cash, cash equivalents, and restricted cash
Beginning of period	259,878	310,677
End of period	$263,933	$320,252

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$68,759	$41,500
Plus: stock-based compensation and related employer payroll tax associated with RSUs	123	46
Non-GAAP gross profit	$68,882	$41,546
GAAP gross margin	89.7%	87.0%
Non-GAAP adjustments	0.1%	0.1%
Non-GAAP gross margin	89.8%	87.1%
Reconciliation of operating expenses
GAAP research and development	$39,967	$22,383
Less: stock-based compensation and related employer payroll tax associated with RSUs	(9,498)	(2,081)
Non-GAAP research and development	$30,469	$20,302
GAAP research and development as percentage of revenue	52.1%	46.9%
Non-GAAP research and development as percentage of revenue	39.7%	42.6%

GAAP sales and marketing	$56,784	$36,091
Less: stock-based compensation and related employer payroll tax associated with RSUs	(4,323)	(1,099)
Non-GAAP sales and marketing	$52,461	$34,992
GAAP sales and marketing as percentage of revenue	74.1%	75.7%
Non-GAAP sales and marketing as percentage of revenue	68.4%	73.3%

GAAP general and administrative	$21,990	$12,111
Less: stock-based compensation and related employer payroll tax associated with RSUs	(2,735)	(756)
Less: direct listing expenses	—	(1,186)
Non-GAAP general and administrative	$19,255	$10,169
GAAP general and administrative as percentage of revenue	28.7%	25.4%
Non-GAAP general and administrative as percentage of revenue	25.1%	21.3%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(49,982)	$(29,085)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	16,679	3,982
Plus: direct listing expenses	—	1,186
Non-GAAP loss from operations	$(33,303)	$(23,917)
GAAP operating margin	(65.2)%	(61.0)%
Non-GAAP adjustments	21.8%	10.9%
Non-GAAP operating margin	(43.4)%	(50.1)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Reconciliation of net loss
GAAP net loss	$(60,658)	$(35,845)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	16,679	3,982
Plus: amortization of debt discount	6,246	4,402
Plus: non-cash interest	3,930	2,589
Plus: direct listing expenses	—	1,186
Non-GAAP net loss	$(33,803)	$(23,686)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.37)	$(0.47)
Non-GAAP adjustments to net loss	0.16	0.16
Non-GAAP net loss per share, basic	$(0.21)	$(0.31)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	162,079	75,641

	Three Months Ended April 30,
	2021	2020
Computation of free cash flow
Net cash provided by (used in) investing activities	$(6,451)	$26,857
Net cash provided by financing activities	$17,921	$903
Net cash used in operating activities	$(7,444)	$(18,154)
Less: purchases of property and equipment	(16,969)	(2,081)
Less: capitalized internal-use software	(183)	(461)
Plus: purchases of property and equipment from build-out of corporate headquarters	16,662	1,658
Plus: direct listing expenses	270	1,975
Free cash flow	$(7,664)	$(17,063)